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                                                                   EXHIBIT 10.33

                     AMENDED AND RESTATED OPTION AGREEMENT


     THIS OPTION AGREEMENT ("Agreement") is made and entered into as of this 31st day of March, 1996, between NORBERT GLEICHER, M.D. ("Seller"), GYNCOR, INC. (the "Corporation") and VISHVANATH KARANDE, M.D. ("Purchaser").


                                R E C I T A L S:

     A. Seller and Purchaser previously entered into a certain Stock Purchase Agreement, dated March 1, 1995 (the "Original Stock Purchase Agreement") under which Purchaser agreed to purchase shares of common stock of Center for Human Reproduction-Illinois, M.D.S.C. (formerly known as Gleicher, Pratt & Associates, M.D.S.C. and referred to herein as "CHR-Illinois").

     B. Seller and Purchaser previously entered into a certain Option Agreement, dated March 1, 1995 (the "CHR-IL Option Agreement") pursuant to which Seller granted Purchaser an option to purchase additional shares of CHR-Illinois, and the Corporation, Center for Human Reproduction-Perinatal, M.D.S.C. (formerly known as Gleicher, Pratt Perinatal Associates, M.D.S.C. and referred to herein as "CHR-Perinatal"), Center for Human Reproduction-Endoscopic, M.D.S.C. (formerly known as Endoscopic Surgery, M.D.S.C. and referred to herein as "CHR-Endoscopic") and Purchaser previously entered into an Additional Option Agreement, dated March 1, 1995, and an Amendment to Additional Option Agreement, dated March 16, 1995 (the "Additional Option Agreements"), pursuant to which Seller granted Purchaser the option to purchase shares of the Company, CHR-Perinatal and CHR-Endoscopic. The CHR-IL Option Agreement and the Additional Option Agreements are referred to herein as the "Prior Option Agreements."

     C. In order to clarify the terms of the Original Stock Purchase Agreement and the Prior Option Agreements, Seller, the Corporation and Purchaser have agreed to amend and restate such agreements as set forth herein.

     NOW, THEREFORE, in consideration of the undertakings, covenants and agreements set forth in this Agreement and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed by and among Seller, the Corporation and Purchaser as follows:

     1. GRANT OF OPTIONS.

     (a) Seller hereby confirms his prior grant to Purchaser of an option to purchase 100 shares of Common Stock of CHR-Illinois (the "CHR-IL Option Shares") on the terms and conditions hereinafter set forth (the "CHR-IL Option"). The Corporation hereby confirms its prior grant to Purchaser of an option to purchase 236,000 shares of Common Stock of the Corporation (the "Corporation Option Shares" and together with the CHR-IL Option Shares, the "Option Shares") on the terms and conditions hereinafter set forth (the "Corporation


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Option" and together with the CHR-IL Option, the "Options").  Seller,
Purchaser and CHR-Perinatal hereby agree that effective as of the effective date of the Registration Statement on Form S-1 of the Corporation relating to the pending initial public offering, if any (the "Effective Date"), each of Purchaser's options to purchase additional shares in CHR-Perinatal and CHR-Endoscopic granted pursuant to the Additional Option Agreements shall terminate without further action by any party.

     (b) Seller, Purchaser and the Corporation hereby agree that in the event of any Corporation stock dividend, stock split, reverse stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Corporation, corporate separation or division of the Corporation, sale by the Corporation of all or a substantial portion of its assets, reorganization, rights offering, partial or complete liquidation, or any other event having a similar effect to the foregoing, then the number of Option Shares held by the Purchaser and the exercise price per share shall be adjusted to reflect equitably the effects of such changes on the Purchaser.

     2. COMMENCEMENT AND EXPIRATION DATE OF OPTION. The Options commenced on January 1, 1995 and expire on December 31, 2004 (the "Option Period"), unless the Option Period is sooner terminated as hereinafter provided in Section 5.
If the Options are not exercised during the Option Period, the Options shall expire and this Agreement shall terminate and be of no further force or effect, and neither party shall have any further rights or obligations under this Agreement.

     3. EXERCISE OF OPTION.

     (a) Purchaser shall have the right to exercise the CHR-IL Option in full but not in part at any time during the Option Period. The purchase price for each CHR-IL Option Share shall be Two Thousand Four Hundred Fifty-One Dollars ($2,451.00), provided that effective January 1, 1996, and on January 1 of each subsequent year that the CHR-IL Option remains in effect, the exercise price for each CHR-IL Option Share shall be increased by an amount equal to the prior year's exercise price multiplied by 70% of the corporate base rate announced by The First National Bank of Chicago, Chicago, Illinois, on January 1 of such year. The exercise price shall be paid to Seller by cashier's or certified check at the time of closing, provided that, if Purchaser exercises the CHR-IL Option prior to the date on which the Form S-8 (defined below) becomes effective, Purchaser may exercise the CHR-IL Option by delivering a promissory note to Seller for the exercise price secured by all of the shares of common stock of the Corporation owned by Purchaser as of such date and thereafter.
The parties agree that the loan evidenced by such promissory note shall become due and payable on the earlier of (i) the forty-fifth day following the effective date of the Form S-8 and (ii) the second anniversary of the issuance of such promissory note, and otherwise shall bear terms reasonably acceptable to Seller.

     (b) If Purchaser has exercised the CHR-IL Option in full, Purchaser may thereafter exercise the Corporation Option for an exercise price of $59.00 in the aggregate.

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     4. FORM S-8.  The Corporation agrees to use its best efforts to file a
Registration Statement on Form S-8 (the "Form S-8") registering the Corporation Option and the Corporation Option Shares with the Securities and Exchange Commission ("SEC") on or before March 1, 1997.

     5. TERMINATION OF OPTION. If Purchaser's employment by the Corporation is terminated by Purchaser or the Corporation for any reason, the Options shall terminate upon the effective date of such termination. If Purchaser dies, the Options shall terminate forty-five (45) days after his death. Notwithstanding the foregoing, if Purchaser dies or is terminated by the Corporation for any reason prior to the date the Form S-8 becomes effective, the Options will not terminate until forty-five (45) days after the date on which the Form S-8 becomes effective.

     6. LIQUIDATED DAMAGES. If Purchaser's employment with CHR-IL is terminated by CHR-IL prior to the date the Corporation's Form S-8 becomes effective, any liquidated damages owed by Purchaser to CHR-IL pursuant to Purchaser's employment agreement therewith will not become due and payable until forty-five (45) days after the date on which the Form S-8 becomes effective.

     7. NOTICE OF EXERCISE. The CHR-IL Option shall be exercised by written notice to Seller. The Corporation Option shall be exercised by written notice to the Corporation.

     8. CLOSING. The closing of the exercise of the Options ("Closing") shall be on the 5th business day after delivery of notice of exercise of the Options at the Corporation's offices in Chicago, Illinois, or at such other location as is acceptable to Purchaser, the Corporation and Seller. At the Closing, Seller and the Corporation will deliver stock certificates representing the CHR-IL Option Shares and Corporation Option Shares purchased, respectively, and Purchaser shall deliver to Seller and the Corporation the exercise price for the Option Shares purchased from each of them.

     9. NOTICE. Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed to have been properly served when (i) delivered in person or (ii) deposited in the United Sates mail, certified mail, return receipt requested, postage prepaid, or (iii) deposited in Express Mail service such as United Parcel Service, Federal Express or similarly recognized overnight mail service addressed as follows:


                 To Seller:           NORBERT GLEICHER, M.D.
                                      750 North Orleans
                                      Chicago, Illinois  60610

                 To Purchaser:        VISHVANATH KARANDE, M.D.
                                      750 North Orleans
                                      Chicago, Illinois  60610

                 To Corporation:      GynCor, Inc.
                                      750 North Orleans
                                      Chicago, Illinois  60610


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or at such other address as such parties shall from time to time designate by notice in accordance with the terms hereof. Notice shall be deemed effective upon delivery, if personally delivered, or two days after the date of postmarking, if mailed.

     10. LIMITATIONS. The Options and all rights granted in this Agreement to Purchaser shall be exercisable only by Purchaser. The Options and all rights granted under this Agreement shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or rights contrary to the provisions in this Agreement, the Options and rights incidental thereto shall immediately become null and void.

     11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the sale and purchase of the Option Shares. All previous and contemporaneous negotiations, understandings and agreements between the parties hereto, with respect to the transaction set forth herein are merged in this instrument, which fully and completely expresses the parties' rights and obligations.


     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Option Agreement as of the day first written above.



SELLER:                                 PURCHASER:


/s/ NORBERT GLEICHER, M.D.              /s/ VISHVANATH KARANDE, M.D.
- --------------------------              ----------------------------
Norbert Gleicher, M.D.                  Vishvanath Karande, M.D.



GYNCOR, INC.                            CENTER FOR HUMAN REPRODUCTION-
                                        ILLINOIS, M.D.S.C.


By: /s/ NORBERT GLEICHER, M.D.          /s/ NORBERT GLEICHER, M.D.
    --------------------------          ---------------------------
    Norbert Gleicher, M.D.,             Norbert Gleicher, M.D.,
    President                           President






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